Exhibit 10.7

SOFTWARE LICENSE

AND SERVICES

AGREEMENT

THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (together with all exhibits and other attachments hereto, the “Agreement”) is executed on this March 1, 2021 with an effective date of March 1, 2021 (“Effective Date”), by and between Homeowners Choice Managers, Inc. (“HCM”) and Exzeo USA, Inc. (“Exzeo”)(each a “Party” and collectively the “Parties”).

Background Statement

HCM desires to obtain a license from Exzeo to certain software used in insurance policy administration and claims management (the “Licensed Software”) and certain services related to the Licensed Software (the “Software Services”) and Exzeo is willing to license the Licensed Software to HCM upon the terms and conditions set forth in this Agreement. In reliance upon the foregoing background statement and in consideration for the representations, warranties and performance of the obligations contained herein, HCM and Exzeo mutually agree to the following terms and conditions.

Terms and Conditions

1. Definitions. When used in this Agreement, the following capitalized terms will have the respective meanings set forth below:

1.1. “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with any subject entity. “Control,” for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.

1.2. “Derivative Works” means a work consisting of any correction, modification, update, upgrade, enhancement, improvement, translation, adaptation, release or other change relating to the Licensed Software.

1.3. “Licensed Software” means the Source Code and Object Code for the software, programming, and other applications described in Exhibits A-E and all enhancements, updates, bug fixes, corrections, and new releases and versions thereto.

1.4. “Software Services” means commercially reasonable efforts to maintain and operate the Licensed Software on HCM’s behalf so that it performs the contemplated portion of all services listed on the applicable Exhibit(s) in a commercially reasonable manner. Software Services will include bug fixes and corrections. Software Services will also include maintenance and operation of HCM’s webpage as described in Exhibit F.

1.5. “Object Code” means computer programs assembled or compiled, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse compiling, or reverse-engineering.

1.6. “Source Code” will mean, with respect to the Licensed Software, the source code of such software and all related compiler command files, build scripts, scripts relating to the operation and maintenance of such application, application programming interface (API), graphical user interface (GUI), object libraries, all relevant instructions on building the object code of such application, and all documentation relating to the foregoing, such that collectively the foregoing will be sufficient to enable a person possessing reasonable skill and expertise in computer software and information technology to build, load and operate the machine-executable object code of such application, to maintain and support such application and to effectively use all functions and features of such software. All written documentation provided in support of the Source Code will be in English.

2. License Grant. In exchange for the consideration set forth in Section 3, Exzeo hereby grants HCM during the Term a non-exclusive, nontransferable, worldwide license to use the Licensed Software in connection with policy administration and claims management services performed with regards to insurance policies issued by or on behalf of HCM or its Affiliates. HCM will not have the right to and will not use the Licensed Software in connection with insurance policies issued by any third party other than HCM or its Affiliates. HCM will not have the right to transfer or license the Licensed Software to any third party, except that HCM may sub-license the Licensed software to its Affiliate(s) during a run-off period in the event that HCM’s appointment as managing general agent of the Affiliate is terminated.

3. Consideration. HCM will pay to Exzeo consideration described in each Exhibit to this Agreement identifying the corresponding portion of the Licensed Software.

These fees will accrue on a quarterly basis to Exzeo with each payment due 30 days after the end of the previous calendar quarter. The total Policies in Force will be calculated on a quarterly basis and HCM will provide exact information about current Policies in Force of HCPCI with the payment of the quarterly fees.

4. Ownership of Derivative Works. To the extent HCM or its agents conceive or create Derivative Works of the Licensed Software, HCM acknowledges that such Derivative Works will be solely and exclusively owned by Exzeo. HCM will receive the same license rights in Derivative Works as conveyed with regard to Licensed Software pursuant to this Agreement. Otherwise, HCM will have no right to use or otherwise exploit such Derivative Works.

5. Updates and Enhancements. During the Term and in addition to the Maintenance services, Exzeo may create enhancements, updates, and new releases and versions of the Licensed Software from time to time. Exzeo may offer these updates and enhancements to HCM as additional licenses or services, and all fees for such updates and enhancements will be negotiated as a separate agreement between the Parties upon the creation of each such update or enhancement.

6. Exclusivity. The license granted to HCM under this Agreement is non-exclusive, and nothing in this Agreement will prevent Exzeo from offering similar licenses to any other individuals, associations or legal entities.

7. Term and Termination.

7.1. Term. The term of this Agreement will commence on the Effective Date and will expire five years from the Effective Date (“Term”). The Term will automatically renew for additional five year periods upon the expiration of the initial term and each renewal term, unless terminated in accordance herewith.

7.2. Termination by Notice. HCM may terminate this Agreement upon six months written notice.

7.3. Termination for Non-Performance. In the event that either Party breaches any of the terms hereof, then either Party (whether in breach or not) may terminate this Agreement upon thirty days written notice.

7.4. Termination upon Change of Control. Exzeo will have the right to terminate this Agreement upon ninety days written notice to HCM given at any time within three months following the occurrence of a change of control of HCM. For purposes hereof, a change of control of HCM will mean any of the following:

(A) any person, entity, or group, other than an Affiliate or subsidiary of HCM or an employee benefit plan established or maintained by HCM, acquires more than 50% of the combined voting power of HCM in one transaction or in a series of related transactions;

(B) a sale or disposition of all or substantially all of HCM’s assets; or

(C) individuals who on the date hereof constitute the board of directors of HCM cease for any reason to constitute at least a majority thereof.

7.5. Return of HCM Materials after Termination. After termination or expiration of this Agreement, Exzeo will use reasonable efforts to assist HCM with copying HCM’s data, content or other materials from the Licensed Software prior to deletion of any such materials.

7.6 Survival of Expiration or Termination. Sections 3 (Consideration), 9 (Confidentiality), 10 (Warranty), 12 (Indemnity Obligations), 13 (Limitation of Liability) and any other provisions expressly or implicitly intended to survive termination or expiration of this Agreement will survive any termination or expiration of this Agreement.

8. Taxes. HCM will pay any sales taxes payable with respect to payments made to Exzeo hereunder.

9. Confidentiality.

9.1. Confidential Information. For the purposes of this Agreement, “Confidential Information” means information about the disclosing Party’s (or its Affiliates’ or suppliers’) business or activities that is proprietary and confidential, which will include (i) all policyholder information, agent information, and all business, financial, technical and other information of a Party which is either marked or designated by such Party as “confidential” or “proprietary” or which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential; (ii) the terms of and performance under this Agreement; and (iii) the Source Code and Object Code to the Licensed Software.

9.2. Not Confidential Information. Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, (iii) the receiving Party knew prior to receiving such information from the disclosing Party, or (iv) the receiving Party develops independently without use of or reference to any Confidential Information of the other Party.

9.3. Obligations. Each Party agrees (i) that it and its employees will not (a) disclose Confidential Information of the other Party to, and will prevent disclosure to, any other individual, association or legal entity or (b) use any Confidential Information disclosed to it by the other Party except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

9.4. Exceptions. Notwithstanding the foregoing, each Party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law; provided, however that the Party required to so disclose Confidential Information of the other Party will use commercially reasonable efforts to minimize such disclosure and will provide written notice of such disclosure and consult with and assist the other Party, at the other Party’s expense, in obtaining a protective order prior to such disclosure or (ii) on a “need-to-know” basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

10. Warranty. Each Party warrants and represents to the other Party that it has full power and authority to enter into this Agreement and to carry out its obligations hereunder. Exzeo warrants and represents to HCM that Exzeo has and will have during the Term, sufficient rights in the Licensed Software to grant HCM the rights set forth in this Agreement, including any necessary approval, consent, authorization, release, clearance or license of any third party and any release related to any rights of privacy or publicity, as may be necessary for Exzeo to enter into this Agreement. Exzeo warrants that the Licensed Software will perform the contemplated portion of all services listed on Exhibit A in a commercially reasonable manner. Exzeo warrants that the Licensed Software will not: (i) infringe on any third party’s intellectual property rights; (ii) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control; (iii) be defamatory or trade libelous; (iv) be pornographic or obscene; or (v) contain viruses, Trojan horses, worms, time bombs, spyware or other similar harmful or deleterious programming routines.

11. Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 10, NEITHER PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE AND NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR PERFORMANCE. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

12. Indemnity Obligations.

12.1. Indemnity. Each Party will indemnify, defend and hold harmless the other Party hereto and its Affiliates and the respective officers, directors, consultants, agents and employees of each from and against any and all claims, suits, liability, damages and/or costs (including but not limited to, attorneys’ fees) arising from the first Party’s breach of any warranty, representation or obligation under this Agreement. In order for any to be indemnified hereunder for any claim, such Party must notify the other Party within twelve months of the earlier of: (i) the date the first Party first became aware of the claim: or (ii) the date such Party should have become aware of the claim using reasonable due diligence.

12.2. Adequate Remedy. The Parties agree that any breach of either of the Parties’ obligations regarding confidentiality may result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a Party’s obligations regarding the other Party’s confidentiality, the aggrieved Party will be entitled to seek injunctive relief, in addition to any other remedies to which it may be entitled.

13. Limitation of Liability. THE AGGREGATE LIABILITY OF EXZEO FOR ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, BREACHES OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT) AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY, WILL BE LIMITED TO THE ACTUAL DIRECT OUT-OF-POCKET EXPENSES THAT ARE REASONABLY INCURRED BY HCM AND WILL NOT EXCEED THE AGGREGATE AMOUNTS PAID BY HCM TO EXZEO UNDER THIS AGREEMENT IN THE TWELVE MONTH PERIOD PRECEEDING HCM NOTIFYING EXZEO OF THE CLAIM. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

14. General.

14.1. Relationship. This Agreement is not intended to create, and will not be deemed or treated as creating, a partnership, franchise, joint venture, employment contract or any other relationship between the Parties other than the independent contractor relationship expressly provided for in this Agreement.

14.2. Governing Law and Venue. This Agreement will be governed by the laws of the State of Florida, without giving effect to applicable conflict of laws provisions. With respect to any litigation arising out of or relating to this Agreement, each Party agrees that it will be filed in and heard by the Circuit Court in and for Hillsborough County, Florida or the United States District Court for the Middle District of Florida, Tampa Division.

14.3. Entire Agreement; Amendments. This Agreement, including any exhibits and other attachments thereto, constitutes the entire understanding and agreement with respect to the subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements whether oral or written between the Parties relating to the subject matter of this Agreement, all of which are merged in this Agreement.

14.4. Construction. This Agreement will be construed without regard to which Party was responsible for its preparation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the other genders. The words “Agreement,” “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this contract as a whole, including documents incorporated by reference, and not to any particular provision of this contract. Whenever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.” The various headings contained in this Agreement are inserted solely for convenience of reference and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

14.5. Severability. If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions will remain effective and such term will be replaced with another term consistent with the purpose and intent of this Agreement.

14.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original of this Agreement, and all of which together will be deemed the same Agreement.

14.7. Assignment. HCM may not assign this Agreement or transfer any of HCM’s rights or obligations under this Agreement to any third party.

14.8. Notice. Notices required or permitted by this Agreement will be provided to the other Party in writing. Electronic mail (email) is acceptable for written notice except that the Parties must provide any written communications related to Section 12 or any legal dispute between HCM and Exzeo by certified mail to the other Party.

14.9. Force Majeure. Neither Party will be responsible to the other Party for any failure or breach of this Agreement caused by an act of God; astronomical event; disease or pandemic; war, hostility, insurrection, or other widespread violence; riot or political instability; work stoppage; government action or change in applicable law; or any other circumstance outside the reasonable control of the affected Party. If any force majeure event continues for more than 30 days and the affected Party is unable to remedy the failure or breach of this Agreement caused by the force majeure event, the Party affected by the force majeure event may terminate this Agreement immediately upon written notice to the other Party.

The Parties have duly executed this Agreement by the authorized signatures below.

Homeowners Choice Managers, Inc.

By:	/s/ Mark Harmsworth
Name:	Mark Harmsworth
Title:	Chief Financial Officer

Exzeo USA, Inc.

By:	/s/ Paresh Patel
Name:	Paresh Patel
Title:	Chief Executive Officer

EXHIBIT A

TO SOFTWARE LICENSE

AND SERVICES AGREEMENT

SAMS SOFTWARE

The Licensed Software will include the SAMS Software, which will perform the contemplated portion of the following insurance policy administration and claims management services:

A)	Policy support;

B)	Reserving;

C)	Revenue calculations;

D)	Financial reporting;

E)	Policy quoting;

F)	Policy binding;

G)	Issuance of policy renewals;

H)	Issuance of late payment notices;

I)	Issuance of cancellation notices;

J)	Issuance of reinstatements;

K)	Change of mortgages;

L)	Addition of insureds;

M)	Coverage endorsements;

N)	Calculation of commissions;

O)	Subrogation;

P)	First notice of loss;

Q)	Cash receipts;

R)	Cash disbursements;

S)	Management reports; and

T)	Collection reports.

For use of the SAMS Software, HCM will pay to Exzeo a quarterly SAMS license fee based upon the total policies in force of Homeowners Choice Property & Casualty Insurance Company, Inc. (“HCPCI”), for which HCM is the managing general agent, administered using the SAMS Software, from the Effective Date until termination of this Agreement, calculated in accordance with the following schedule:

License Fee	Policies Administered by SAMS
$125,000	0-100,000
$362,500	100,001-200,000
$575,000	200,001-300,000
$762,500	300,001-400,000
$900,000	400,001-500,000

The SAMS policy administration license fee will include an additional $100,000 for each 100,000 policies administered using the SAMS software above 500,000.

EXHIBIT B

TO SOFTWARE LICENSE

AND SERVICES AGREEMENT

CASACLUETM PROPERTY DATABASE SYSTEM

The Licensed Software will include the CasaClueTM property database system, which provides, maintains and updates a database of property information and documents for use in quoting policies, binding coverage and claims handling.

For use of the CasaClue software, HCM will pay to Exzeo a CasaClue license fee of $1 per quote generated using the CasaClue software. If a single property is quoted more than one time per calendar year, such additional quotes will be included at no cost to HCM.

EXHIBIT C

TO SOFTWARE LICENSE

AND SERVICES AGREEMENT

ATLASVIEWER® ONLINE MAPPING AND DATA VISUALIZATION PLATFORM

The Licensed Software will include the AtlasViewer® online mapping and data visualization platform. For use of the AtlasViewer software, HCM will pay to Exzeo a quarterly AtlasViewer license fee of $12,000 per quarter.

EXHIBIT D

TO SOFTWARE LICENSE

AND SERVICES AGREEMENT

CLAIMCOLONYTM ONLINE CLAIM MANAGEMENT SOFTWARE SUITE

The Licensed Software will include the ClaimColonyTM online claim management software suite.

For use of the ClaimColony software suite, HCM will pay to Exzeo a ClaimColony license fee of $6 per claim handled by use of the ClaimColony software.

EXHIBIT E

TO SOFTWARE LICENSE

AND SERVICES AGREEMENT

HARMONYTM ONLINE POLICY AND CLAIMS MANAGEMENT AND ADMINISTRATION SYSTEM

The Licensed Software will include the HarmonyTM online policy and claims management and administration system.

For use of the Harmony Software, HCM will pay to Exzeo:

(i) A quarterly Harmony policy administration license fee based upon the total policies in force of Homeowners Choice Property & Casualty Insurance Company, Inc. (“HCPCI”), for which HCM is the managing general agent, administered using the Harmony Software, from the Effective Date until termination of this Agreement, calculated in accordance with the following schedule:

License Fee	Policies Administered by Harmony
$30,000	0-10,000
$60,000	10,001-25,000
$100,000	25,001-50,000
$200,000	50,001-75,000
$300,000	75,001-100,000
$875,000	100,001-200,000
$1,400,000	200,001-300,000
$1,875,000	300,001-400,000
$2,300,000	400,001-500,000

The SAMS policy administration license fee will include an additional $300,000 for each 100,000 policies administered using the Harmony software above 500,000.

EXHIBIT F

TO SOFTWARE LICENSE

AND SERVICES AGREEMENT

SOFTWARE SERVICES

Exzeo will provide the Software Services described in Section 1.4 of this Agreement, along with the following services in connection with maintaining, supporting, and developing HCM’s website:

(A)	Ensuring adequate hosting for functionality of the website;

(B)	Ensuring the website is in proper working condition;

(C)	From time to time, updating the layout of the website;

(D)	From time to time, updating information displayed on the website, in accordance with HCM’s current policies;

(E)	Managing search engine optimization (SEO) activities for the website; and

(F)	Monitoring and assuring security of the website, and notifying HCM of any potential security breach or other technical or security issue.

For the Software Services, HCM will pay to Exzeo a quarterly fee for Software Services of $30,000 per quarter.